Exhibit 10.25

Amendment No. 4

to

Employment Agreement of David Schaeffer

This amendment is made by and between Cogent Communications, Inc. (the “Company”) and David Schaeffer (“Executive”).  It amends the employment agreement between the parties dated February 7, 2000.

The purpose of this amendment is to extend the term of the employment agreement.

The second and third sentences of section 2 are replaced with the following:

The initial term of employment under this Agreement (the “Initial Term”) shall be for the period beginning on the Effective Date and ending on December 31, 2011, unless earlier terminated as provided in Section 6.  The Initial Term shall automatically be extended for a single additional period expiring December 31, 2014 (the Extension Term”) unless either party hereto gives written notice of non-extension to the other no later than September 1, 2011.

Except as herein amended the Employment Agreement shall remain in full force and effect.

Accepted and Agreed to:

Cogent Communications, Inc.

/s/David Schaeffer	by:	/s/Robert N. Beury, Jr.
David Schaeffer		Robert N. Beury Jr.
In his individual capacity		Chief Legal Officer and VP
Cogent Communications, Inc. on behalf of the board of directors

Date: February 26, 2010		Date: February 26, 2010